UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2012

Patriot Coal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33466	20-5622045
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12312 Olive Boulevard, Suite 400 St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 275-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Patriot Coal Corporation (the “Company”) held its annual meeting of stockholders on May 10, 2012 (the “Annual Meeting”). The stockholders of the Company voted on the following items at the Annual Meeting: 1) Election of Directors; 2) Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012; and 3) Advisory vote on executive compensation.

The following are the final voting results on each matter submitted to the Company’s stockholders at the Annual Meeting.

	For	Withheld		Broker Non-Votes
1. The election, for three-year terms, of all persons nominated for directors, as set forth in the Company’s 2012 Proxy Statement, was approved by the following votes:

B. R. Brown	37,557,883	1,784,900		29,532,666

Irl F. Engelhardt	34,071,511	5,271,272		29,532,666

John E. Lushefski	37,593,234	1,749,549		29,532,666

	For	Against	Abstentions	Broker Non-Votes
2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved by the following vote:	66,953,050	1,481,858	440,541	0

3. Proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers, as set forth in the Company’s 2012 Proxy Statement, was approved by the following vote:	36,738,210	1,753,139	851,434	29,532,666

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 15, 2012

PATRIOT COAL CORPORATION

By:	/s/ Mark N. Schroeder

Mark N. Schroeder
Senior Vice President & Chief Financial Officer